Exhibit 99.1

E*TRADE Announces Acquisition of OptionsHouse

Meaningfully bolsters derivatives capabilities by bringing on board the industry’s #1(1) options platform

Adds scale with the addition of OptionsHouse's highly active traders

NEW YORK--(BUSINESS WIRE)--July 25, 2016--E*TRADE Financial Corporation (NASDAQ:ETFC) today announced it has entered into a definitive agreement to acquire Aperture New Holdings, Inc., the ultimate parent company of OptionsHouse, for $725 million in cash. The transaction will boost E*TRADE’s derivatives capabilities while expanding its customer profile with the addition of OptionsHouse’s highly active, derivative-centric traders. The Company will host a conference call today at 8:30 a.m. ET to discuss the transaction (details are below).

E*TRADE intends to finance the transaction through the issuance of up to $400 million of non-cumulative perpetual preferred stock, with the balance paid in cash. The transaction is expected to close in the fourth quarter of 2016, subject to customary closing conditions and regulatory approvals.

“Today’s announcement is momentous. Amidst a steady drumbeat of significant steps to enhance the value of E*TRADE for our customers and our owners, we are pleased to make this move to deliver greatly enriched options capabilities, while capitalizing on our scale with the addition of an active customer base,” said Paul Idzik, Chief Executive Officer of E*TRADE Financial. “This is the first acquisition E*TRADE has made in a great while, underscoring our disciplined approach, and commitment to deliver on our growth plans. We believe options are an important component of an investor's arsenal, and this deal will intensify our derivatives firepower. Further, we could not be more excited to show OptionsHouse customers all we have to offer, including deep research and education, long-term investing tools, and a best-in-class mobile experience.”

“This transaction provides OptionsHouse customers with an expanded breadth of offerings, while they continue to enjoy the same tools, platform, value, and quality services they have come to expect,” said Michael Curcio, Chief Executive Officer of Aperture Group, LLC. “E*TRADE has a fantastic array of products and services, grounded in a steadfast focus on the customer. Bringing OptionsHouse’s best-in-class derivatives platform within the E*TRADE family will mean our customers can do more under one roof. My leadership team and I look forward to shepherding a smooth transition for our customers and colleagues alike.”

OptionsHouse, which merged with tradeMONSTER in 2014, is an indirect subsidiary of Aperture New Holdings, Inc., a General Atlantic company. OptionsHouse is headquartered in Chicago and currently has 154,000 customer accounts with $3.6 billion in customer assets, including $1.4 billion in cash. The Company executed 27,000 Daily Average Revenue Trades for the twelve months ended June 30, 2016, of which 63 percent were in options. Revenues for the last twelve months were $104 million.

E*TRADE expects the transaction to be relatively neutral to earnings in 2017 and accretive in 2018, when full run-rate synergies of approximately $65 million annually are expected.

“From a capital utilization perspective, this transaction is incredibly attractive,” said Mike Pizzi, Chief Financial Officer of E*TRADE Financial. “Beyond creating compelling long-term returns through expansion and synergies, the introduction of preferred equity optimizes our capital structure and enhances flexibility. Importantly, it supports our consolidated Tier 1 leverage ratio to remain above target, while creating flexibility to continue marching forward on other capital actions, including share repurchases and balance sheet growth.”

E*TRADE was advised by Credit Suisse and Skadden, Arps, Slate, Meagher & Flom. Aperture was advised by Evercore and Paul, Weiss, Rifkind, Wharton & Garrison. Jefferies was also a financial advisor to Aperture.

Investor conference call / Webcast

The Company will host a conference call to discuss the transaction at 8:30 a.m. ET today. This call will be available to domestic participants by dialing 888-223-5127, while international participants should dial +1 303-223-4368. A live webcast will also be available on about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. More information is available at www.etrade.com.

About Aperture New Holdings, Inc.

OptionsHouse operates under the holding company Aperture New Holdings, Inc. OptionsHouse (www.optionshouse.com) is an online broker and value leader dedicated to active traders, rated “Best for Options Traders” by Barron’s1. OptionsHouse offers advanced trading technology, a full-suite of investment products including equities and futures, and first class customer service to all online traders. Additionally, OptionsHouse offers a robust five-star rated mobile app available on all major mobile platforms and devices. All securities and investments are offered by OptionsHouse. Member FINRA/SIPC/NFA.

(1) Based on ratings of OptionsHouse for Barron's annual ranking of the Best Online Brokers, 3/19/16, based on Trading Experience and Technology (4.4 stars), Usability (4.6 stars), Mobile (5.0 stars), Range of Offerings (3.7 stars), Research Amenities (4.8 stars), Portfolio Analysis & Reports (4.7 stars), Customer Service, Education and Security (4.6 stars), and Costs (2.9 stars). OptionsHouse overall received 4.5 out of 5 stars.

Important Notices

E*TRADE Financial, E*TRADE, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation. ETFC-G

Forward looking statements

The statements contained in this news release that are forward looking, including statements regarding the proposed transaction between E*TRADE and Aperture Holdings, L.P. are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits and timing of the proposed transaction, such as areas of potential synergies from the proposed transaction and impact of those potential synergies on E*TRADE’s financial and operating results, the companies' products, customers and markets, E*TRADE's anticipated capital structure and future capital actions, the availability and potential sources of financing for the transaction and the impact and regulatory implications of a potential preferred equity financing. These statements are subject to a number of uncertainties and risks, and actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include the following, among others: closing of the transaction may not occur or may be delayed; expected synergies and other financial benefits of the transaction may not be realized; integration of OptionsHouse post-closing may not occur as anticipated; regulatory risks associated with the transaction; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not succeed; financing for the transaction may not be available on acceptable terms; and there may be negative changes in general economic conditions in the regions or the industries in which the businesses operate. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K E*TRADE Financial Corporation files with the Securities and Exchange Commission (including information in these reports under the caption "Risk Factors"). Any forward-looking statement included in this release speaks only as of the date of this communication; E*TRADE and Aperture disclaim any obligation to update any information, except as required by law.

© 2016 E*TRADE Financial Corporation. All rights reserved.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com